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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2002, relating to the consolidated financial statements and financial statement schedules of Kramont Realty Trust appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York

April 1, 2002